Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)

Greenlane Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A common stock, par value $0.01 per share	Rules 457(c) and 457(h)	785,000	$2.74	$2,150,900	0.0000927	$199.39
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$2,150,900		$199.39
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$199.39
(1) This Registration Statement registers the issuance of an additional 785,000 shares of Class A common stock, par value $0.01 per share (the “Class A common stock”), of Greenlane Holdings, Inc. (the “Company”), which are issuable pursuant to the Second Amended and Restated Greenlane Holdings, Inc. 2019 Equity Incentive Plan (the “Plan”).

(2) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of additional shares of Class A common stock that may become issuable under the Plan by reason of any future stock dividend, stock split, recapitalization or other similar transactions effected without receipt of consideration by the Company that increases the number of outstanding shares of Class A common stock.

(3) Determined on the basis of the average of the high and low prices per share of Class A common stock as reported on the Nasdaq Global Market on August 30, 2022, a date within five business days prior to the filing of this Registration Statement, of $2.90 and $2.58, respectively, solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act.